EXHIBIT 99.1

CERTIFICATE FOR

RIGHTS

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY,
(New York, N.Y.)	TRANSFER AGENT,
AND REGISTRAR

By:    /S/    SIGNATURE

AUTHORIZED SIGNATURE

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED, MARCH     , 2003 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY AS THE SUBSCRIPTION AGENT.

V.I. TECHNOLOGIES, INC.

Incorporated under the laws of the State of Delaware

SUBSCRIPTION CERTIFICATE

Evidencing Transferable Rights to Purchase Shares of Common Stock

Subscription Price: $1.02 per Share

VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase one share of common stock, $.01 par value per share, of V.I. Technologies, Inc., a Delaware corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of this certificate included in this mailing. The transferable Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED WITH A SIGNATURE GUARANTEE, IF APPLICABLE.

Dated: March     , 2003

/S/    JOHN R. BARR

John R. Barr

President and Chief Executive Officer

/S/    THOMAS T. HIGGINS

Thomas T. Higgins

Chief Financial Officer, Executive Vice President, Operations

DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

BY MAIL, BY HAND OR BY OVERNIGHT COURIER

American Stock Transfer & Trust Company

59 Maiden Lane, Plaza Level

New York, NY 10038

Delivery to an address other than the address listed above will not constitute valid delivery.

Delivery by facsimile will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF:

BASIC SUBSCRIPTION PRIVILEGE:

I apply for	______________	shares x	$1.02	=	$	____________
	(no. of new shares)		(subscription price)			(amount enclosed)

OVERSUBSCRIPTION PRIVILEGE:

IF YOU HAVE SUBSCRIBED FOR YOUR BASIC SUBSCRIPTION PRIVILEGE AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE:

I apply for	______________	shares x	$1.02	=	$	____________
	(no. of new shares)		(subscription price)			(amount enclosed)

Total Amount of Check Enclosed = $_______________

☐	Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent.

☐	Wire transfer directly to the escrow account maintained by American Stock Transfer & Trust Company, as Subscription Agent.

TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, V.I. Technologies, Inc. may exercise its legal remedies against me.

Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):

Capacity (Full Title):

Taxpayer ID # or Social Security #:

SECTION 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

(a)  To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE COMMON STOCK TO:

(Please Print Name)

(Print Full Address)

(Social Security # or Tax ID #)

(b)  To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

(Please Print Name)

(Print Full Address)

(Social Security # or Tax ID #)

GUARANTEE OF SIGNATURE(S)

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

Signature:

(Name of Bank or Firm)

By:

(Signature of Officer)

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY (I) CHECK OR BANK DRAFT DRAWN UPON A UNITED STATES BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER PAYABLE TO “AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT”; (II) WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO THE ACCOUNT MAINTAINED BY AMERICAN STOCK TRANSFER & TRUST COMPANY FOR PURPOSES OF ACCEPTING SUBSCRIPTIONS IN THE RIGHTS OFFERING AT JP MORGAN CHASE BANK, 55 WATER STREET, NEW YORK, NEW YORK 10005, ABA #021-000021, ACCOUNT #323-059945.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.

FOR INSTRUCTIONS ON THE USE OF V.I. TECHNOLOGIES, INC. SUBSCRIPTION CERTIFICATES CONSULT THOMAS T. HIGGINS, CHIEF FINANCIAL OFFICER AND EXECUTIVE VICE PRESIDENT, OPERATIONS OF V.I. TECHNOLOGIES, INC. (617) 926-1551, OR YOUR BANK OR BROKER WITH QUESTIONS.